EX-99. (j)(2)
Consent of Ernst & Young LLP

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference made to our firm under the captions “Financial Highlights”, “Investment Advisory and Other Services” and “Experts” and to the use of our report dated February 18, 2004, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-61759) of TIAA-CREF Life Funds.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

New York, New York
April 27, 2004